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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 24, 2002



                                 USA INTERACTIVE
               (Exact name of Registrant as specified in charter)



       Delaware                         0-20570                59-2712887
(State or other jurisdiction        (Commission File         (IRS Employer
    of incorporation)                   Number)            Identification No.)



             152 West 57th Street, New York, NY               10019
          (Address of principal executive offices)         (Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 314-7300



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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 24, 2002, USA Interactive (the "Company") issued a press release, the full text of which is set forth below:

         USA INTERACTIVE ACQUIRES INTERVAL INTERNATIONAL

NEW YORK, NY - September 24, 2002 - USA Interactive (Nasdaq: USAI) announced today the completion of its acquisition of Interval International ("Interval") through its holding company, Interval Acquisition Corp., from Willis Stein & Partners, a Chicago-based private equity investment firm, and other investors. The consideration was paid on an all cash basis.

Miami-based Interval is one of the world's leading membership-services companies, providing timeshare exchange and other value-added programs to its timeshare-owner consumer members and resort developers. The combination of long-term relationships with developers and annual membership-based revenues provides Interval with strong recurring earnings.

Interval joins USA's formidable interactive commerce portfolio and enhances USA's growing dynamic exchange and interactive travel businesses, which include controlling interests in Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Expedia, Inc. (Nasdaq: EXPE); and Hotels.com (Nasdaq: ROOM); as well as TV Travel Group and the forthcoming U.S. cable travel network.

In conjunction with the closing of the Interval transaction, USA is considering the issuance of debt that would effectively finance a portion or all of this transaction, subject to market conditions, pricing and other factors. The securities that may be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and this announcement does not constitute an offer of any securities for sale. In addition, USA may purchase from time to time, in the open market or in privately negotiated transactions, 6-3/4% senior notes due 2005 previously issued by it, subject to market conditions, pricing and other factors.


ABOUT USA INTERACTIVE

USA Interactive (Nasdaq: USAI), via the Internet, the television, and the telephone, engages in the worldwide business of interactivity across electronic retailing, travel services, ticketing services, personals services, local information services, and teleservices. USA is comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; Styleclick, Inc. (OTCBB: IBUYA); and now, Interval International.


ABOUT INTERVAL INTERNATIONAL

For more than 25 years, Interval International has led the vacation ownership industry with innovative products and the highest levels of quality, service, and value. The company has attracted the leading hospitality brands and independent developers to its global network of more


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than 1,900 resorts in 75 countries. With its international headquarters located in Miami, Florida, Interval serves its developer clients and approximately 1.5 million members through 28 offices in 19 countries and employs nearly 1,700 people worldwide.


ABOUT WILLIS STEIN & PARTNERS

Willis Stein & Partners is a leading private equity investment firm specializing in investments in profitable, well-managed, and growing businesses targeting the consumer products and services, media, telecommunications, business services, manufacturing, and health care industries. The principals of Willis Stein have made investments in 40 companies and currently manage approximately $2.9 billion of equity capital.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        USA INTERACTIVE


                                        By: /s/  JULIUS GENACHOWSKI
                                           -----------------------------------
                                        Name:  Julius Genachowski
                                        Title: Executive Vice President and
                                               General Counsel

Date: September 25, 2002